EXHIBIT 99.1

Date:       October 24, 2005
Contact:    Bruce S. Rosenbloom, CFO
Phone:      (954) 979 5995
Fax:        (954) 971 0544

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES RECORD SECOND QUARTER FINANCIAL RESULTS - SALES INCREASE 34%, NET INCOME INCREASES 50%

Pompano Beach, Florida, October 24, 2005 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2005. Net sales for the quarter ended September 30, 2005 were $38.7 million, compared to $28.8 million for the quarter ended September 30, 2004, an increase of 34%. Net income was $2.7 million, or $0.11 diluted per share, for the quarter ended September 30, 2005, compared to net income of $1.8 million, or $0.08 diluted per share, for the quarter ended September 30, 2004, an increase to net income of 50%. Net sales for the six months ended September 30, 2005 were $82.3 million, compared to $64.0 million for the six months ended September 30, 2004, an increase of 28%. Net income for the six months ended September 30, 2005 was $6.3 million, or $0.26 diluted per share, compared to net income of $3.6 million, or $0.15 diluted per share, for the six months ended September 30, 2004, an increase to net income of 72%.

The Company acquired approximately 208,000 new customers during the second fiscal quarter compared to 154,000 new customers for the same quarter in the prior year. Approximately 55% of all orders were placed on the Company's website for the second fiscal quarter, compared to 52% for the same quarter in the prior year.

Menderes Akdag, CEO and President, commented: "We are pleased to report that our retail new order sales increased by 35% to $14.7 million for the second fiscal quarter compared to $10.9 million for the same quarter in the prior year. The advertising cost of acquiring a new customer for the second fiscal quarter was approximately $33 compared to $37 for the same quarter in the prior year. This improvement in the cost of customer acquisition can be attributed to increased advertising efficiency with more effective advertising. In addition, our retail reorder sales increased by 33%, from $17.2 million to $22.9 million for the quarters ended September 30, 2004 and 2005, respectively. We are also pleased to report that net cash provided by operating activities increased by $6.1 million, from $6.6 million for the six months ended September 30, 2004 to $12.7 million for the six months ended September 30, 2005."

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter's financial results. To access the call which is open to the public, call (888) 455-1758 (toll free) or (210) 234-0007. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10 A.M. on October 24, 2005 until November 7, 2005 at 11:59 P.M. To access the replay, call (866) 422-8142 (toll free) or (203) 369-0830, and enter passcode 5500.

Founded in 1996, PetMed Express is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2005. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S.
Rosenbloom, CFO, 954-979-5995.

                                ###

                           99.1 page 1 - 4

                PETMED EXPRESS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                          September 30,      March 31,
                                              2005              2005
                                          -------------    -------------
                                           (UNAUDITED)
                     ASSETS
                     ------
Current assets:
   Cash and cash equivalents              $  25,617,096    $  12,680,962
   Accounts receivable, less allowance
     for doubtful accounts of $20,000
     and $37,000, respectively                  995,273        1,796,756

   Inventories - finished goods               8,367,724       11,180,333
   Prepaid expenses and other current
     assets                                     511,721          213,152
                                          -------------    -------------
          Total current assets               35,491,814       25,871,203

   Property and equipment, net                1,057,892        1,286,267
   Deferred income taxes                        601,199          582,846
   Intangible asset                             365,000          365,000
   Other assets                                  14,167           14,167
                                          -------------    -------------
Total assets                              $  37,530,072    $  28,119,483
                                          =============    =============

     LIABILITIES AND SHAREHOLDERS' EQUITY
     ------------------------------------

Current liabilities:
   Accounts payable                       $   2,482,004   $    2,724,990
   Income taxes payable                       3,237,936          601,535
   Accrued expenses and other current
     liabilities                              1,016,584          575,894
                                          -------------    -------------
Total liabilities                             6,736,524        3,902,419
                                          -------------    -------------

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.001 par value,
     5,000,000 shares authorized;
     2,500 convertible shares issued
     and outstanding with a liquidation
     preference of $4 per share                   8,898            8,898
   Common stock, $.001 par value,
     40,000,000 shares authorized;
     23,618,481 and 23,458,725 shares
     issued and outstanding,
     respectively                                23,618           23,459
   Additional paid-in capital                12,398,524       12,074,611
   Retained earnings                         18,362,508       12,110,096
                                          -------------    -------------
          Total shareholders' equity         30,793,548       24,217,064
                                          -------------    -------------

Total liabilities and shareholders'
  equity                                  $  37,530,072    $  28,119,483
                                          =============    =============


                           99.1 page 2 - 4

                PETMED EXPRESS, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (UNAUDITED)

                                      Three Months Ended            Six Months Ended
                                         September 30,                September 30,
                                      2005           2004          2005          2004
                                 ------------   ------------  ------------  ------------
Sales                            $ 38,652,674   $ 28,754,697  $ 82,284,432  $ 64,043,225
Cost of sales                      23,801,822     17,141,556    50,574,994    38,568,275
                                 ------------   ------------  ------------  ------------
Gross profit                       14,850,852     11,613,141    31,709,438    25,474,950
                                 ------------   ------------  ------------  ------------

Operating expenses:
  General and administrative        3,808,677      2,971,268     7,661,571     6,193,173
  Advertising                       6,922,832      5,629,991    14,527,135    13,384,820
  Depreciation and amortization       131,745        155,294       259,290       314,353
                                 ------------   ------------  ------------  ------------
Total operating expenses           10,863,254      8,756,553    22,447,996    19,892,346
                                 ------------   ------------  ------------  ------------

Income from operations              3,987,598      2,856,588     9,261,442     5,582,604
                                 ------------   ------------  ------------  ------------

Other income (expense)
  Interest expense                       -              (138)         -             (880)
  Interest income                     152,715         17,372       252,152        22,005
  Other, net                           81,821          1,821       122,108         1,411
                                 ------------   ------------  ------------  ------------
Total other income (expense)          234,536         19,055       374,260        22,536
                                 ------------   ------------  ------------  ------------

Income before provision for
  income taxes                      4,222,134      2,875,643     9,635,702     5,605,140

Provision for income taxes          1,511,308      1,063,988     3,383,290     1,975,347
                                 ------------   ------------  ------------  ------------

Net income                          2,710,826      1,811,655     6,252,412     3,629,793
                                 ============   ============  ============  ============
Net income per common share:
  Basic                                  0.12           0.08          0.27          0.16
                                 ============   ============  ============  ============
  Diluted                                0.11           0.08          0.26          0.15
                                 ============   ============  ============  ============

Weighted average number of
  common shares outstanding:
  Basic                            23,564,051     22,719,266    23,517,911    22,370,162
                                 ============   ============  ============  ============
  Diluted                          24,111,210     23,860,513    24,032,552    23,463,939
                                 ============   ============  ============  ============



                           99.1 page 3 - 4

                PETMED EXPRESS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (UNAUDITED)

                                                  September 30,      March 31,
                                                      2005              2005
                                                  -------------    -------------
                                                   (UNAUDITED)
Cash flows from operating activities:
    Net income                                    $   6,252,412    $   3,629,793
    Adjustments to reconcile net income
      to net cash provided by operating
      activities:
        Depreciation and amortization                   259,290          314,353
        Tax benefit related to stock options
          exercised                                      38,110          690,512
        Deferred income taxes                           (18,353)            -
        Bad debt expense                                (15,616)           5,852
        (Increase) decrease in operating assets
          and liabilities:
             Accounts receivable                        817,099          365,588
             Inventories - finished goods             2,812,609        1,767,015
             Prepaid expenses and other current
               assets                                  (298,569)         (98,674)
             Other assets                                  -               7,655
             Accounts payable                          (242,986)          25,410
             Income taxes payable                     2,636,401          162,390
             Accrued expenses and other current
               liabilities                              440,690         (273,716)
                                                  -------------    -------------
Net cash provided by operating activities            12,681,087        6,596,178
                                                  -------------    -------------

Cash flows from investing activities:
    Purchases of property and equipment                 (30,915)        (110,583)
                                                  -------------    -------------
Net cash used in investing activities                   (30,915)        (110,583)
                                                  -------------    -------------

Cash flows from financing activities:
    Proceeds from the exercise of stock options,
      warrants, and other transactions                  285,962        1,093,835
    Payments on the loan obligation                        -             (68,442)
                                                  -------------    -------------
Net cash provided by financing activities               285,962        1,025,393
                                                  -------------    -------------

Net increase in cash and cash equivalents            12,936,134        7,510,988
 Cash and cash equivalents, at beginning of
   period                                            12,680,962        3,278,926
                                                  -------------    -------------

 Cash and cash equivalents, at end of period      $  25,617,096    $  10,789,914
                                                  =============    =============

Supplemental disclosure of cash flow
information:
    Cash paid for interest                        $        -       $         802
                                                  =============    =============
    Cash paid for income taxes                    $     727,132    $   1,122,445
                                                  =============    =============


                           99.1 page 4 - 4